UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2011 (July 20, 2011)

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia  30309

(Address of principal executive offices)  (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2011, the Board of Directors of EarthLink, Inc. (the “Company”), upon recommendation of the Corporate Governance and Nominating Committee, appointed Garry K. McGuire as a director effective immediately.  Mr. McGuire has been appointed to serve on the Audit Committee of the Board of Directors.

From 2000 until March 2007, Mr. McGuire served in a number of senior management positions for Avaya Inc., a provider of unified communications, contact centers, data solutions and related services, including Chief Financial Officer and Senior Vice President of Corporate Development.  Previously, he was president and chief executive officer of Williams Communications Solutions LLC and President of NORTEL Communications Systems, Inc.  Mr. McGuire has been a member of the Board of Directors of Telecordia Technologies Inc., a developer of IP, wireline and mobile communications software and services, since 2006 and is currently the Chairman of the Board.

Mr. McGuire does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.  Mr. McGuire does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

On July 20, 2011, the Company issued a press release announcing the appointment of Mr. McGuire.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 20, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 20, 2011

EARTHLINK, INC.

	By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 20, 2011